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                                                                     EXHIBIT 4.7

                               SECURITY AGREEMENT

            SECURITY AGREEMENT, dated June 10, 2004, made by each of the Grantors referred to below, in favor of U.S. Bank National Association, in its capacity as Collateral Agent for the Trustee and the Holders (as such terms are defined below) pursuant to the Indenture referred to below (in such capacity, together with any permitted successors and assigns, the "Collateral Agent").

                              W I T N E S S E T H:

            WHEREAS, Milacron Inc., a Delaware corporation (the "Company"), each subsidiary of the Company listed as a "Guarantor" on the signature pages of the supplemental indenture dated the date hereof to the Indenture (each such subsidiary which is a Canadian Restricted Subsidiary, a "Grantor" and collectively, the "Grantors"), the Collateral Agent and U.S. Bank National Association, in its capacity as trustee (in such capacity, together with any permitted successors and assigns, the "Trustee") are parties to an indenture, dated as of May 26, 2004 (as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Indenture"), with respect to the Company's 11-1/2% Senior Secured Notes due 2011 (the "Notes");

            WHEREAS, pursuant to the Indenture, the Company has issued the Notes to the Holders;

            WHEREAS, it is a condition to the release to the Company from the Escrow Account of the proceeds from the offering of the Notes that each Grantor shall execute and deliver this Agreement;

            WHEREAS, the Grantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, with the credit needed from time to time by each Grantor often being provided through financing obtained by the other Grantors and the ability to obtain such financing being dependent on the successful operations of all of the Grantors as a whole; and

            WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefits, and are in the best interest of, such Grantor;

            NOW, THEREFORE, in consideration of the premises and the agreements herein, the Grantors hereby jointly and severally agree with the Collateral Agent, for the benefit of the Trustee and Holders, as follows:

                                    ARTICLE 1
                                  DEFINITIONS.

      (a) Reference is hereby made to the Indenture for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Indenture or in the Personal Property Security Act (Ontario), as in effect from time to time (the "PPSA") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the PPSA as in effect on the date hereof

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shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

      (b) The following terms shall have the respective meanings provided for in the PPSA: "Account", "Chattel Paper", "Document of Title", "Intangible", "Instrument", "Inventory", "Security", "Proceeds", "Money", "financing statement" and "financing change statement".

      (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

            "Collateral" has the meaning given to it in ARTICLE 2(a), and any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof".

            "Discharge of Senior Secured Note Obligations" means the payment in full of the Senior Secured Note Obligations that are outstanding and unpaid at the time the Notes are paid in full.

            "Excluded Accounts" means: (i) deposit accounts for which the Collateral Agent is the depositary and (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor's salaried employees.

            "Holder" means a Person in whose name a Note is registered.

            "Material Adverse Effect" means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Grantors and their respective subsidiaries taken as a whole.

            "Receiver has the meaning given to it in ARTICLE 7(a)

            "Restricted Cash" means any cash or cash equivalents permitted to be deposited or pledged under clause (7), (12) or (14) of the definition of "Permitted Liens" in the Indenture.

                                    ARTICLE 2
                           GRANT OF SECURITY INTEREST.

      (a) As collateral security for all of the Senior Secured Note Obligations, each Grantor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, for the benefit of the Trustee and the Holders, a continuing security interest in the following personal property of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "Collateral"):

            (i) all Accounts, claims, choses in action and demands of every nature and kind howsoever arising or secured, including letters of credit and advices of credit, which are

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now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by such Grantor;

      (ii) all Chattel Paper (whether tangible or electronic);

      (iii) all Instruments;

      (iv) all Inventory;

      (v) (a) all deposit accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and
(b) all Securities, security entitlements, and securities accounts, in each case, to the extent constituting cash or cash equivalents or representing a claim to cash equivalents, except the cash management and lockbox account specified in the ABL Facility;

      (vi) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this ARTICLE 2(a) (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other records, including, without limitation, all tapes, disks, cards, software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this ARTICLE 2(a) or are otherwise necessary or helpful in the collection or realization thereof; and

      (vii) all Proceeds, and products of all Proceeds, and renewals thereof, accretions to, substitutions for, and products of, any and all of the foregoing Collateral.

in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

            (b) If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all the Senior Secured Note Obligations, each Grantor acknowledges and agrees that such Grantor shall continue to be liable for any Senior Secured Note Obligations remaining outstanding and the Collateral Agent shall be entitled to pursue full payment thereof.

            (c) Nothing in this Agreement shall constitute an assignment or attempted assignment of any agreement which by its provisions or by law is not assignable or which requires the consent of a third party to its assignment unless such consent has been obtained. In each such case, the applicable Grantor shall, unless the Collateral Agent otherwise agrees in writing, promptly, upon written request by the Collateral Agent, attempt to obtain the consent of any necessary third party to its assignment under this Agreement and to its further assignment by the lender to any third party as a result of the exercise by the Collateral Agent of remedies after demand. Upon such consent being obtained or waived, this Agreement shall apply to the applicable agreement without regard to this section and without the necessity of any further assurance to effect such assignment. Unless and until the consent to assignment is obtained as provided above, the applicable Grantor shall, to the extent it may do so at law or pursuant to the

                                       3
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interest in question hold all benefit to be derived from such agreements in trust for the Collateral Agent (including, without limitation, such Grantor's beneficial interest in any agreement which may be held in trust for such Grantor by a third party), as additional security for payment of the Senior Secured Note Obligations and shall deliver up all such benefit to the Collateral Agent, promptly upon demand by the Collateral Agent.

                                    ARTICLE 3
                  SECURITY FOR SENIOR SECURED NOTE OBLIGATIONS.

The security interest created hereby in the Collateral constitutes continuing collateral security for the Senior Secured Note Obligations.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Each Grantor jointly and severally represents and warrants as follows (it being understood and agreed that, to the extent any Schedule hereto is required to be supplemented pursuant to ARTICLE 5 to reflect any change in facts or circumstances after the date hereof and such Schedule is supplemented for such change in accordance with ARTICLE 5, such Schedule shall be deemed supplemented to reflect such change in facts or circumstances from time to time of such change for all purposes of this ARTICLE 4:

            (a) Schedule I hereto sets forth the exact legal name of each Grantor, including any French language version of its incorporated name.

            (b) Each Grantor (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization as set forth on Schedule I hereto, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and each other Senior Secured Note Document to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the absence of any such qualification could not reasonably be expected to result in a Material Adverse Effect.

            (c) The execution, delivery and performance by each Grantor of this Agreement and each other Senior Secured Note Document to which such Grantor is or will be a party (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its constating documents or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any material applicable law or any material contractual restriction binding on or otherwise affecting such Grantor or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Senior Secured Note Document) upon or with respect to any of its properties, other than Liens securing obligations in an aggregate amount not exceeding $100,000 and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment,

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forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

            (d) This Agreement is, and each other Senior Secured Note Document to which any Grantor is or will be a party, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            (e) There is no pending or, to the best knowledge of any Grantor, threatened action, suit or proceeding affecting any Grantor or its properties, before any court or other governmental authority or any arbitrator, or any order, judgment or award by any governmental authority or arbitrator, that could reasonably be expected to materially affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.

            (f) All federal, provincial, and material local and foreign tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor and which have become due and payable on or prior to the date hereof have been paid, except such taxes, assessments and governmental charges in an aggregate amount not exceeding $100,000 or to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the most recently available consolidated financial statements of the Company to the extent required by and in accordance with GAAP.

            (g) All Inventory now existing and constituting Collateral is located and/or based at the addresses specified therefor in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof), other than Inventory in transit between any such locations and Inventory that has been sold (including sales on consignment or approval in the ordinary course of business) and each Grantor's chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec), registered office according to its constating documents, corporate offices, the locations of all of its books and records concerning the Collateral and all Account Debtors, and all originals of all Chattel Paper are located at the addresses specified therefor in Schedule II hereto; provided that
Schedule II hereto shall not contain any name or location of any Person (other than a Grantor) having possession of any Inventory, records or other assets having an aggregate book value of less than $25,000. As of the date hereof, none of the Accounts are evidenced by promissory notes or other Instruments. Set forth in Schedule III hereto is a complete and accurate list, as of the date of this Agreement, of each bank account, Securities Account and commodities account located in Canada of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account.

            (h) INTENTIONALLY DELETED.

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            (i) INTENTIONALLY DELETED.

            (j) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for (i) the Lien created by this Agreement,
(ii) unpaid suppliers' rights to repossess Inventory purchased by such Grantors under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and such suppliers' substantially similar rights under the Civil Code of Quebec, and (ii) the Permitted Prior Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except (A) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (B) such as may have been filed to perfect or protect any Permitted Prior Lien.

            (k) The exercise by the Collateral Agent of any of its rights and remedies expressly enumerated in this Agreement, subject to the terms of the Intercreditor Agreement and the rights of Persons holding Permitted Prior Liens, will not contravene any law or any material contractual restriction binding on or otherwise affecting any Grantor or any of its material properties and will not result in, or require the creation of, any Lien upon or with respect to any of its properties.

            (l) No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for (i) the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Collateral Agent of any of its rights and remedies expressly enumerated in this Agreement except
(A) for the filing under the PPSA as in effect in the applicable jurisdiction of the financing statements as described in Schedule III hereto, all of which financing statements, filings and other recordings, as applicable, have been duly filed and are in full force and effect, (B) with respect to any action that may be necessary to obtain control of Collateral described in ARTICLE 5(i) hereof, the taking of such actions (C) the taking possession of all Chattel Paper, Instruments and cash constituting Collateral, and (D) to the extent applicable, as may be required in connection with any sale of any Collateral by laws affecting the offering and sale of Securities generally other than those that have been obtained or made and are in full force and effect.

            (m) INTENTIONALLY DELETED.

            (n) This Agreement creates in favor of the Collateral Agent for the benefit of the Trustee and the Holders a legal, valid and enforceable security interest in the Collateral, as security for the Senior Secured Note Obligations. The Credit Facility Agent having possession, as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement, of all Instruments and Chattel Paper and cash constituting Collateral results in the perfection of such security interests, to the extent governed by the PPSA. To the extent governed by the PPSA, such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected security interests, subject only to the Permitted Prior Liens that are prior to Liens in favor of the Collateral Agent, for the benefit of the Trustee and the Holders, and the recording of such instruments of assignment or amendment. All such recordings and filings and all other actions necessary or desirable to perfect and protect such security interest have been duly taken, except for (i) the Collateral Agent's having possession of Instruments and Chattel Paper and cash (other than Restricted Cash) constituting Collateral after the date hereof, and
(ii) the other filings and recordations described in ARTICLE 4(l) hereof.

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                                    ARTICLE 5
                         COVENANTS AS TO THE COLLATERAL

Until the Discharge of the Senior Secured Note Obligations, unless the Collateral Agent shall otherwise consent in writing:

      (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents (including titles of indebtedness and deeds of hypothec with respect to Collateral located in the Province of Quebec) and take all further action that the Collateral Agent may determine to be reasonably necessary or desirable to (i) perfect and protect the security interest purported to be created hereby;
(ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) from and after the date upon which the Discharge of Credit Facility Obligations has occurred, marking conspicuously all Chattel Paper (to the extent such Chattel Paper is not in the possession of the Collateral Agent) with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such Chattel Paper is subject to the security interest created hereby, (B) from and after the date upon which the Discharge of Credit Facility Obligations has occurred, delivering and pledging to the Collateral Agent hereunder all Collateral consisting of certificated Securities, Chattel Paper and Instruments, in each case, duly endorsed and accompanied by executed (in blank) instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or financing change statements, or amendments thereto, as the Collateral Agent may determine to be reasonably necessary or desirable to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, and (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent's security interest created hereby and using its reasonable efforts to obtain a landlord waiver or bailee letter or such other written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgment shall be in form and substance reasonably satisfactory to the Collateral Agent, provided that, such Grantor's obligation to obtain such landlord waiver, bailee letter or other written acknowledgement shall only be applicable from and after the date upon which the Discharge of Credit Facility Obligations has occurred.

      (b) Location of Inventory. Each Grantor will keep the Inventory (other than Inventory sold in the ordinary course of business in accordance with
ARTICLE 5(g) hereof and Inventory not required to be at such location pursuant to ARTICLE 4(g) hereof) at one or more of the locations specified therefor in Section ARTICLE 4(g) hereof or, upon not less than thirty (30) days' prior written notice to the Collateral Agent accompanied by a new Schedule II hereto indicating each new location of the Inventory with an aggregate book value exceeding $100,000, at such other locations in Canada as the Grantors may elect, provided that (i) all action has been taken to grant to the Collateral Agent a perfected security interest in such Inventory (subject only to Permitted Prior Liens and Credit Facility Liens that are held by the Collateral Agent, for the benefit of the Trustee and the Holders, and (ii) the Collateral Agent's rights in such Inventory,

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including, without limitation, the existence, perfection and priority of the security interest created hereby in such Inventory, are not adversely affected thereby.

      (c) INTENTIONALLY DELETED

      (d) Taxes, Etc.

            (i) Each Grantor jointly and severally agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves, if any, in accordance with GAAP have been set aside for the payment thereof.

            (ii) Without limiting any of the Grantors' other obligations under any other Senior Secured Note Document, and for greater certainty, each Grantor agrees to pay and remit to the Canada Revenue Agency and any other applicable Governmental Authority when due all Canadian withholding taxes exigible in respect of any transfers from any bank accounts pledged in favour of the Collateral Agent. Upon request from the Collateral Agent, each Grantor shall provide to the Collateral Agent the original or a certified copy of a receipt evidencing such payment or, if such taxes are not exigible on any such transfer, a reasonably detailed explanation (with reference to the type of intercompany transaction to which the transfer/payment relates) therefor.

      (e) Insurance.

            (i) Each Grantor will, at its own expense:

                        (A) keep its properties adequately insured at all times by responsible and reputable insurers;

                        (B) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it;

                        (C) maintain such other insurance as may be required by law provided, however, that each Grantor may maintain self-insurance (which shall include insurance maintained through Milacron Assurance Ltd., a Bermuda company) in connection with the above insurance requirements to the extent, reasonably prudent and consistent with past practice. In addition, (A) each such liability policy (other than any Director's and Officer's

                                       8
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liability policy and any Fiduciary Responsibility liability policy) shall name each Grantor and the Collateral Agent (and such other Persons as the Collateral Agent may designate from time to time) as additional insured thereunder (without any representation or warranty by or obligation upon the Collateral Agent or such other Person) as their interests may appear and each property policy shall name each Grantor and the Collateral Agent as loss payees as their interests may appear, (B) each property policy shall contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) each such policy shall provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (D) each such policy shall provide that at least thirty (30) days' prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent certificates of insurance evidencing such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

            (ii) Reimbursement under any liability insurance maintained by any
                 Grantor pursuant to this ARTICLE 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance.

      (f) Provisions Concerning Certain Accounts

            (i) No Grantor shall, without notice to the Collateral Agent, change
(A) such Grantor's name, identity or organizational structure or (B) its jurisdiction of incorporation as set forth in ARTICLE 4(b) hereto. Each Grantor shall keep adequate records concerning the Accounts and Chattel Paper and permit representatives of the Collateral Agent upon reasonable prior notice and during normal business hours, to inspect and make abstracts from such records and Chattel Paper.

            (ii) Each Grantor will, except as otherwise provided in this ARTICLE 5(f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, each Grantor may (and, at the Collateral Agent's (or its agent) direction, will) take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent (or its agent) shall have the right at any time, following the date upon which the Discharge of Credit Facility Obligations has occurred, upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent (or its agent) and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of such Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the

Account Debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent or its designated agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and if an Event of Default shall have occurred and be continuing, applied as specified in
ARTICLE 7(j) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon. In addition, following the date upon which the Discharge of Credit Facility Obligations has occurred, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (or its agent) may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a deposit account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent or its designated agent by wire transfer (to such cash management accounts as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent or its designated agent shall (in the sole and absolute discretion of the Collateral Agent or such designated agent) be held as additional Collateral for the Senior Secured Note Obligations or distributed in accordance with ARTICLE 7 hereof.

      (g) Transfers and Other Liens.

            (i) Except to the extent not prohibited by Section 4.10 of the Indenture, no Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral.

            (ii) Except to the extent not prohibited by Section 4.12 of the Indenture, no Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral.

      (h) INTENTIONALLY DELETED

      (i) Deposit, Commodities and Securities Accounts. Each Grantor shall cause each bank and other financial institution with an account referred to in
Schedule IV hereto to execute and deliver to the Collateral Agent (or its agent) a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by such Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree (except to the extent otherwise agreed to by the Trustee and the Holders), among other things, that (i) it will comply at any time with the instructions originated by the Collateral Agent (or its agent) to such bank or financial institution directing the disposition of cash, commodity contracts, Securities, and other items from time to time credited to such account, without further consent of such Grantor, which instructions the Collateral Agent (or its agent) will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all cash, commodity contracts, Securities, and other items of such Grantor deposited with such institution shall be subject to a perfected, [first priority] security interest in favor of the Collateral Agent (or its agent), (iii) any

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

right of set off, banker's Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent (or its agent), and (iv) such bank or financial institution shall immediately send to the Collateral Agent (or its agent) by wire transfer (to such account as the Collateral Agent (or its agent) shall specify, or in such other manner as the Collateral Agent (or its agent) shall direct) all such cash, the value of any commodity contracts, Securities, and other items held by it. The Collateral Agent agrees with each of the Grantors that in respect of any control agreement that provides for shared control between the Collateral Agent and a Grantor in respect of any deposit account, commodity account or Securities Account, the Collateral Agent (or its agent) shall not deliver to the bank or financial institution a notice of exclusive control in respect of such deposit account, commodity account or Securities Account unless there is an occurrence and continuance of an Event of Default. The Collateral Agent further agrees with each of the Grantors to withdraw any such notice of exclusive control as soon as practicable upon such Event of Default ceasing to exist. Without the prior written consent of the Collateral Agent (or its agent), no Grantor shall make or maintain any deposit account, commodity account or Securities Account except for the accounts set forth in Schedule IV hereto. The provisions of this ARTICLE 5(i) shall not apply to Excluded Accounts or, until the date upon which the Discharge of Credit Facility Obligations has occurred, any other Collateral.

      (j) INTENTIONALLY DELETED.

      (k) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agents or representatives thereof or such professionals or other Persons as the Collateral Agent may reasonably designate, subject to a confidentiality agreement reasonably satisfactory to the Company upon reasonably prior notice and during normal business hours (i) to examine and make copies of and abstracts from such Grantor's records and books of account, (ii) to visit and inspect its properties, (iii) to verify materials, leases, notes, Accounts, Inventory and other assets comprising the Collateral of such Grantor from time to time and (iv) to conduct audits, physical counts, appraisals and/or valuations or examinations at the locations of such Grantor.

                                    ARTICLE 6
                ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

      (a) Each Grantor hereby (i) authorizes the Collateral Agent to file, one or more financing or financing change statements relating to the Collateral and
(ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or financing change statements prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement or for recordal purposes where permitted by law.

      (b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, and upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may take any action and execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under ARTICLE 5 hereof), including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Collateral Agent, the Trustee or the Holders may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Trustee and the Holders with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Trustee and the Holders with respect to any Collateral. This power is coupled with an interest and is irrevocable until the date on which the Discharge of Senior Secured Note Obligations has occurred.

      (c) If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable by the Grantors pursuant to ARTICLE 8 hereof and shall be secured by the Collateral.

      (d) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                                    ARTICLE 7
                              REMEDIES UPON DEFAULT

      (a) Upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Collateral Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in its stead. Any such Receiver shall, so far as concerns responsibility for its acts, be deemed the agent of the Grantors and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of any Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Grantors, enter upon, use and occupy all premises owned or occupied by any Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on any Grantor's business or as security for loans or advances to enable the Receiver to carry on any Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Collateral Agent, all Money received from time to time by such Receiver in carrying out its appointment shall be received in trust for and be paid over to the Collateral Agent. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent. The identity of the Receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent.

      (b) Upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of ARTICLE 7(a).

      (c) In addition to those rights granted herein and in any other agreement now or hereafter in effect between any Grantor and the Collateral Agent, and in addition to any other rights the Collateral Agent may have at law or in equity, the Collateral Agent shall have, both before and after the occurrence of any Event of Default, all rights and remedies of a secured party under the PPSA. However, the Collateral Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of the Collateral or to institute any proceedings for such purposes. Furthermore, the Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper, whether Collateral or proceeds and whether or not in the Collateral Agent's possession, and shall not be liable or accountable for failure to do so.

      (d) Upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent may take possession of, collect, demand, sue on, enforce, recover and receive the Collateral and give valid and binding receipts and discharges therefor and in respect thereof and the Collateral Agent also may sell, license, lease or otherwise dispose of the Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Collateral Agent may seem reasonable and in compliance with applicable law.

      (e) Each Grantor acknowledges that, upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent or any Receiver appointed by it may take possession of the Collateral wherever it may be located and by any method permitted by law and each Grantor agrees upon request from the Collateral Agent or any such Receiver to assemble and deliver possession of the Collateral at such place or places as directed.

      (f) The Collateral Agent will give Grantor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of the Collateral is to be made as may be required by the PPSA.

      (g) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable provincial or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

      (h) Each Grantor agrees to be liable for and to pay all costs, charges and expenses reasonably incurred by the Collateral Agent or any Receiver appointed by the Collateral Agent, whether directly or for services rendered (including reasonable legal and auditors' costs and expenses and Receiver remuneration), in operating such Grantor's accounts, in preparing or enforcing this Agreement, taking and maintaining custody of, preserving, repairing, processing, preparing for disposition and disposing of the Collateral and in enforcing or collecting indebtedness and all such costs, charges and expenses, together with any amounts owing as a result of any borrowing by the Collateral Agent or any Receiver appointed by the Collateral Agent, as permitted hereby, shall be a first priority security interest on the proceeds of realization, collection or disposition of the Collateral and shall be secured hereby.

      (i) To the maximum extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Collateral Agent or any Receiver appointed by the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or wilful misconduct of the Collateral Agent or any Receiver appointed by the Collateral Agent as finally determined by a court of competent jurisdiction.

      (j) Any cash held by the Collateral Agent as Collateral and all cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to ARTICLE 8 hereof) in whole or in part by the Collateral Agent against, all or any part of the Senior Secured Note Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Indenture. Any surplus of such cash or cash Proceeds held by the Collateral Agent and remaining after the date on which the Discharge of Senior Secured Note Obligations has occurred shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

      (k) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Trustee and the Holders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Senior Secured Note Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the reasonable out-of-pocket costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.

      (l) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Senior Secured Note Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Senior Secured Note Obligations or under which any of the Senior Secured Note Obligations is outstanding or by which any of the Senior Secured Note Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

                                    ARTICLE 8
                             INDEMNITY AND EXPENSES.

      (a) Each Grantor jointly and severally agrees to defend, protect, indemnify and hold harmless the Collateral Agent and the Trustee (and all of their respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees, costs, expenses and disbursements of counsel for the Collateral Agent and the Trustee) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Person's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

      (b) Each Grantor jointly and severally agrees to pay to the Collateral Agent upon demand the amount of any and all reasonable out-of-pocket costs and expenses of the Collateral Agent, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral,
(iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                                    ARTICLE 9
                                  NOTICES, ETC

      (a) All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to a Grantor, to it in care of the Company at its address specified in the Indenture and if to the Collateral Agent, to it at U.S. Bank National Association, 425 Walnut Street, Cincinnati, Ohio 45202, Fax: (513)-632-5511, Attention: Corporate Trust Office; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this ARTICLE 9(a). All such notices and other communications shall be effective
(a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three (3) days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received or (c) if delivered, upon delivery.

                                   ARTICLE 10
                           SECURITY INTEREST ABSOLUTE

      (a) All rights of the Collateral Agent, the Trustee and the Holders, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or any other Senior Secured Note Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Secured Note Obligations, or any other amendment or waiver of or consent to any departure from the Indenture or any other Senior Secured Note Document, (c) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Secured Note Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Senior Secured Note Obligations. All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

      (b) Each Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term "Grantor", when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the security interest granted hereby: (i) shall extend to "Collateral" (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any "Collateral" thereafter owned or acquired by the amalgamated company, and (ii) shall secure all "Senior Secured Note Obligations" (as that term is herein defined) of each of the amalgamating companies and the amalgamated company to the Collateral Agent, the Trustee and the Holders at the time of amalgamation and all "Senior Secured Note Obligations" of the amalgamated company to the Collateral Agent and the Lenders thereafter arising. The security interest created herein shall attach to all "Collateral" owned by each company amalgamating with such Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all "Collateral" thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

                                   ARTICLE 11
                                  MISCELLANEOUS

      (a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b) No failure on the part of the Collateral Agent, the Trustee or the Holders to exercise, and no delay in exercising, any right hereunder or under any other Senior Secured Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent, the Trustee or the Holders provided herein and in the other Senior Secured Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent, the Trustee or the Holders under any Senior Secured Note Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Senior Secured Note Document against such party or against any other Person, including but not limited to, any Grantor.

      (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the date on which the Discharge of Senior Secured Note Obligations has occurred and (ii) be binding on each Grantor and their respective successors (including any successor by reason of amalgamation) and assigns, and all other Persons who become bound as debtor to this Agreement in accordance with any other Senior Secured Note Document and shall enure, together with all rights and remedies of the Collateral Agent, the Trustee or the Holders hereunder, to the benefit of the Collateral Agent, the Trustee or the Holders and their respective permitted successors, transferees and assigns. Upon any such assignment or transfer, all references in this Agreement to any such Collateral Agent, Trustee or Holders shall mean the assignee of Collateral Agent, Trustee or the Holders. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

      (e) Upon the date on which the Discharge of Senior Secured Note Obligations has occurred, this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Notwithstanding the foregoing, the Collateral Agent's Liens upon the Collateral shall automatically be released upon any of the events specified in
Section 10.03 of the Indenture in accordance with the terms of the Indenture, and the Collateral of any Grantor that is released from its Note Guarantee obligations and is no longer a Guarantor pursuant to Section 11.05 of the Indenture shall automatically be released upon such an event in accordance with the terms of the Indenture, and such Grantor shall no longer be a party to this Agreement.. In connection with any termination or release pursuant to this
ARTICLE 11(e), the Collateral Agent will, upon any Grantor's request and at such Grantor's expense, without any representation, warranty or recourse whatsoever,
(i) return to such Grantor such Collateral to be released (in the case of a release) as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (ii) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination or release.

      (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WHERE APPLICABLE, THE PPSA EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF SOME OTHER JURISDICTION.

      (g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR LACK OF PERSONAL JURISDICTION, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

      (h) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address provided herein, such service to become effective ten (10) days after such mailing.

      (i) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.

      (j) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

      (k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      (l) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

      (m) All of the obligations of the Grantors hereunder are joint and several. The Collateral Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably. In addition, the Collateral Agent may, in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Senior Secured Note Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors. The release or discharge of any Grantor by the Collateral Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

Notwithstanding any other provision contained in this Agreement or any other Senior Secured Note Document, if a "secured creditor" (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Grantor's Senior Secured Note Obligations, to the extent such Senior Secured Note Obligations are secured, only shall be several obligations (each as to 100% of the Senior Secured Note Obligations) and not joint or joint and several obligations.

      (n) When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

      (o) The Collateral Agent acknowledges and agrees, on behalf of itself, the Trustee and the Holders, that, any provision of this Agreement to the contrary notwithstanding, (i) no Grantor shall be required to act or refrain from acting
(A) in a manner that is inconsistent with the terms and provisions of the Intercreditor Agreement or (B) with respect to any Collateral in any manner that would result in a default under the terms and provisions of any Credit Facility Document and (ii) any action required to be taken by a Grantor (or omission to act) pursuant to the terms of any Credit Facility Document in respect of Collateral will not put such Grantor in violation of or result in a default under the terms of this Agreement or any other Senior Secured Note Document.

      (p) Each Grantor and the Collateral Agent hereby acknowledge that (i) value has been given, (ii) such Grantor has rights in the Collateral and, to the extent that such Grantor does not acquire rights or interests in any of the Collateral until after the execution and delivery of this Agreement, the security interest created hereby shall attach to such Collateral at the time such Grantor acquires rights or interests therein, and (iii) this Agreement constitutes a security agreement as that term is defined in the PPSA.

      (q) Notwithstanding any provision to the contrary contained herein, the terms of this Agreement, the Liens created hereby and the rights and remedies of the Collateral Agent, the Trustee and the Holders hereunder are subject to the terms of the Intercreditor Agreement.

      (r) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee or similar Person be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Secured Note Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Senior Secured Note Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Senior Secured Note Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      (s) Each Grantor hereby acknowledges receipt of a copy of this Agreement.

      (t) To the extent permitted by applicable law, each Grantor waives such Grantor's right to receive a copy of any financing statement or financing change statement registered by the Collateral Agent, or of any verification statement with respect to any financing statement or financing change statement registered by the Collateral Agent.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                      GRANTORS:

                                             MILACRON CANADA INC. (ONTARIO)

                                             By: /s/ Hugh C. O'Donnell
                                                 ---------------------
                                                 Name: Hugh C. O'Donnell
                                                 Title: Secretary

                                             2913607 CANADA LIMITED

                                             By: /s/ John C. Francy
                                                 ------------------
                                                 Name: John C. Francy
                                                 Title: Assistant Treasurer

                                             450500 ONTARIO LIMITED

                                             By: /s/ Hugh C. O'Donnell
                                                 ---------------------
                                                 Name: Hugh C. O'Donnell
                                                 Title: Secretary

                                             528650 ONTARIO LIMITED

                                             By: /s/ John C. Francy
                                                 ------------------
                                                 Name: John C. Francy
                                                 Title: Assistant Treasurer

                                             D-M-E OF CANADA LIMITED

                                             By: /s/ John C. Francy
                                                 ------------------
                                                 Name: John C. Francy
                                                 Title: Treasurer

                                             PROGRESS PRECISION INC.

                                             By: /s/ R. P. Lienesch
                                                 ------------------
                                                 Name: R. P. Lienesch
                                                 Title: Treasurer

                                      COLLATERAL AGENT:

                                             U.S. BANK NATIONAL ASSOCIATION

                                             By: /s/ Karolina K. Dies
                                                 _______________________________
                                                 Name: Karolina K. Dies
                                                 Title: Trust Officer

                                   Schedule I

                    Legal Names: Jurisdiction of Organization

                                                             JURISDICTION OF
      COMPANY                                                  ORGANIZATION
----------------------------------------------------------------------------
Milacron Canada Inc.                                             Ontario

2913607 Canada Limited                                           Canada

450500 Canada Limited                                            Ontario

528650 Ontario Limited                                           Ontario

D-M-E of Canada Limited                                          Ontario

Progress Precision Inc.                                          Ontario

                                 Schedule II (i)

      Locations with Chattel Paper, Inventory, Equipment and / or Fixtures

        COMPANY                                ADDRESS                                  COUNTRY
-----------------------------------------------------------------------------------------------
D-M-E of Canada Limited               6210 Northwest Drive                              Canada
                                      Mississauga, Ontario
                                      L4V 1J6

450500 Ontario Limited                3275 Deziel Drive                                 Canada
                                      Windsor, Ontario
                                      N8W 5A5

Milacron Canada Inc.                  1175 Appleby Line                                 Canada
                                      Unit #B1
                                      Burlington, Ontario
                                      L7L 5H9

Progress Precision Inc.               3555 & 3557 Hawkestone Road                       Canada
                                      Mississauga, Ontario
                                      L5C 2V1

528650 Ontario Limited                155 West Beaver Creek Road                        Canada
                                      Units 8
                                      Richmond Hill, Ontario
                                      L4B 1E1

2913607 Canada Limited                1100 rue Berlier                                  Canada
                                      Laval, Quebec
                                      H7L 3R9

                                Schedule II (ii)

                            Current Executive Offices

        COMPANY                                            ADDRESS                    STATE/COUNTRY
---------------------------------------------------------------------------------------------------
D-M-E of Canada Limited                             6210 Northwest Drive                  Canada
                                                    Mississauga, Ontario
                                                    L4V 1J6

450500 Ontario Limited                              3275 Deziel Drive                     Canada
                                                    Windsor, Ontario
                                                    N8W 5A5

Milacron Canada Inc.                                1175 Appleby Line                     Canada
                                                    Unit #B1
                                                    Burlington, Ontario
                                                    L7L 5H9

Progress Precision Inc.                             3555 & 3557 Hawkestone                Canada
                                                    Road Mississauga,
                                                    Ontario
                                                    L5C 2V1

528650 Ontario Limited                              155 West Beaver Creek Rd              Canada
                                                    Unit 8
                                                    Richmond Hill, Ontario
                                                    L4B 1E1

2913607 Canada Limited                              1100 rue Berlier                      Canada
                                                    Laval, Quebec
                                                    H7L 3R9

                                Schedule II (iii)

                          Location of Books and Records

       COMPANY                                      ADDRESS                             COUNTY          STATE/COUNTRY
---------------------------------------------------------------------------------------------------------------------
D-M-E of Canada Limited                    6210 Northwest Drive                                            Canada
                                           Mississauga, Ontario
                                           L4V 1J6

D-M-E of Canada Ltd.                       29111 Stephenson Highway                    Oakland            Michigan
                                           Madison Heights 48071

450500 Ontario Limited                     3275 Deziel Drive                                               Canada
                                           Windsor, Ontario
                                           N8W 5A5

Milacron Canada Inc.                       1175 Appleby Line                                               Canada
                                           Unit #B1
                                           Burlington, Ontario
                                           L7L 5H9

Progress Precision Inc.                    3555 & 3557                                                     Canada
                                           Hawkestone Road
                                           Mississauga, Ontario
                                           L5C 2V1

Progress Precision Inc.                    4165 Half Acre Road                         Clermont             Ohio
                                           Batavia 45103

528650 Ontario Limited                     155 West Beaver Creek Road                                      Canada
                                           Units 8
                                           Richmond Hill, Ontario
                                           L4B 1E1

528650 Ontario Limited                     29111 Stephenson Highway                    Oakland            Michigan
                                           Madison Heights 48071

2913607 Canada Limited                     29111 Stephenson Highway                    Oakland            Michigan
                                           Madison Heights 48071

2913607 Canada Limited                     1100 rue Berlier                                                Canada
                                           Laval, Quebec
                                           H7L 3R9

                                  Schedule III

                            Bank Account Information

                                             NAME AND ADDRESS OF
                                           INSTITUTION MAINTAINING
      LOAN PARTY                                   ACCOUNT                 ACCOUNT NUMBER               TYPE OF ACCOUNT
-----------------------------------------------------------------------------------------------------------------------------
Milacron Canada Inc.                  Bank of Nova Scotia                 1253-18 (USD)              Deposit/Disbursement-USD
O/A Milacron Canada                   Commercial Banking Centre
                                      1001 Champlain Avenue               941-10 (CAD)               Deposit/Disbursement-CAD
                                      Suite #100
                                      Burlington, Ontario L7L
                                      5Z4

Progress Precision Inc.               TD Canada Trust                     1552-7314542 (USD)         Deposit - USD
O/A Progress Precision                2038 Kipling Avenue
                                      Rexdale, Ontario M9W 4K1            0566-5208160 (CAD)         Deposit/Disbursement-CAD

450500 Ontario Limited                Royal Bank of Canada                400 891 8  (USD)           Deposit/Disbursement-USD
O/A 450500 Ontario                    245 Ouellette Avenue
Limited Canada                        Windsor, Ontario N9A 7J2            147 909 6 (CAD)            Deposit/Disbursement-CAD

528650 Ontario Limited                Scotiabank                          405920277819 (USD)         Deposit/Disbursement-USD
O/A Ontario Heater and                101 Main Street North
Supply Company                        Markham, Ontario L3P 1X9            405920157910 (CAD)         Deposit/Disbursement-CAD

2913607 Canada Limited                Scotiabank                          315910111015 (USD)         Deposit/Disbursement-USD
O/A Rite Tek                          101 Main Street North
                                      Markham, Ontario L3P 1X9            405920310719 (CAD)         Deposit/Disbursement-CAD

D-M-E of Canada Limited               Royal Bank of Canada                100-607-1 (CAD)            Deposit/Disbursement-CAD
O/A DME of Canada Ltd.                Airport & American Branch
                                      6504 Airport Road                   100-608-1 (CAD)            Imprest Acct -
                                      Mississauga, Ontario L4V 1E1                                   Disbursement - CAD

                                   SCHEDULE IV

                              FINANCING STATEMENTS

      PPSA financing statements have been filed in the jurisdictions below against the Grantors:

    Name of Debtor                                 Jurisdiction
-------------------------------------------------------------------
Milacron Canada Inc.                             Ontario

450500 Ontario Limited                           Ontario

Progress Precision Inc.                          Ontario

2913607 Canada Limited                           Ontario and Quebec

528650 Ontario Limited                           Ontario

D-M-E of Canada Limited                          Ontario